FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT


         THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 20th day of April 2000, by and among, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("GWL&A"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the "Adviser") and FUNDS DISTRIBUTOR, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

                                    RECITALS

WHEREAS, GWL&A, the Adviser and the Distributor are parties to a certain Participation Agreement, dated September 14th, 1999, (the "Original Agreement"), pursuant to which shares of Portfolios of the Fund, an open-end management investment company registered under the Investment Company Act of 1940, are made available to act as an investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including GWL&A, and

WHEREAS, GWL&A entered into the Original Agreement on its own behalf and on behalf of its Account, the COLI VUL Series Account 2, and

WHEREAS, GWL&A, the Adviser and the Distributor desire to add the FutureFunds Series Account of GWL&A ("FutureFunds") to the Accounts covered under the Original Agreement; and

WHEREAS, FutureFunds is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A, to set aside and invest assets attributable to variable annuity contracts; and

WHEREAS, GWL&A has registered FutureFunds as a unit investment trust under the Investment Company Act of 1940 and has registered the securities deemed to be issued by FutureFunds and the variable annuity contracts supported wholly or partially by FutureFunds under the 1933 Act; and

WHEREAS, GWL&A desires to utilize shares of the Designated Portfolios on behalf of the Accounts to fund the variable annuity contracts sold through FutureFunds as well as the variable life insurance contracts sold through COLI VUL Series Account 2, either directly or indirectly through the Profile Portfolios of the Maxim Series Fund, Inc.; and

WHEREAS, as of March 13, 2000, American Century Services, Inc. ("ACIS") became the new distributor of the Fund and in connection therewith, the Distributor hereby wishes to assign to ACIS and ACIS wishes to accept, all Distributor's rights and obligations under the Original Agreement, and


NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows, effective as of the date first written above:

     1. Distributor hereby assigns all of its rights and obligations under the Original Agreement to ACIS and ACIS wishes to accept such assignment. GWL&A hereby consents to such assignment. After the date of this amendment, all references to "Distributor" in the Original Agreement shall be deemed to refer to ACIS.

     2.   FutureFunds  is  added  as an  Account  of GWL&A  under  the  Original
          Agreement.

     3. The first sentence of Section 1.1 of the Original Agreement is deleted in its entirety and replaced with the following:

               "The Distributor agrees to sell to GWL&A those shares of the Designated Portfolio(s) which the Account orders, either directly or indirectly through the Profile Portfolios of the Maxim Series Fund, Inc., executing such orders on each Business Day at the net asset value next computed after receipt by the Distributor or its designee of the order for the shares of the Portfolios."

     4. The first sentence of Section 1.2 of the Original Agreement is deleted in its entirety and replaced with the following:

               "The Fund and the Distributor agree to make shares of the Designated Portfolio(s) available for purchase by GWL&A and the Accounts, either directly or indirectly through the Profile Portfolios of the Maxim Series Fund, Inc., at the applicable net asset value per share on each Business Day."

     5. Section 1.7 of the Original Agreement is deleted in its entirety and replaced with the following:

               "Issuance and transfer of the Fund's shares will be by book entry only. Shares ordered from the Fund will be recorded in an appropriate title for the Accounts, the appropriate sub-account of the Accounts or the Maxim Series Fund, Inc."

     6. The first sentence of Section 2.10 of the Original Agreement is deleted in its entirety and replaced with the following:

               "GWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986, as amended ("the Code"), that the FutureFunds Contract is currently treated as an annuity contract and the CV-2 Contract is currently treated as a life insurance contract under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future."

     7. Section 5.1 of the Original Agreement is deleted in its entirety and replaced with the following:

               "The Fund and the Adviser and the Distributor shall pay no fee or other compensation to GWL&A under this Agreement, other than as described in Schedule C hereto, and GWL&A shall pay no fee or other compensation to the Fund, the Adviser or the Distributor under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule E, Articles III, V, and other provisions of this Agreement.

     8. The first sentence of Section 5.6 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

               "As compensation for the services specified in the Schedule C hereto, the Adviser agrees to pay GWL&A a monthly Administrative Service Fee based on the percentage per annum on Schedule C hereto applied to the average daily value of the shares of the Designated Portfolio(s) held in the Accounts, either directly or indirectly, with respect to Contracts sold by GWL&A."

     9. Schedule A of the Original Agreement is hereby deleted and replaced in its entirety with the Schedule A attached hereto and incorporated by reference herein.

     10. Schedule B of the Original Agreement is hereby deleted and replaced in its entirety with the Schedule B attached hereto and incorporated by reference herein.

     11. Article B of Schedule C of the Original Agreement is hereby deleted and replaced in its entirety with the following:

               "B. For the services, GWL&A shall receive a fee of 0.30% per annum applied to the average daily value of the shares of the Fund held by the Accounts, either directly or indirectly through the Profile Portfolios of the Maxim Series Fund, Inc., in order to fund Contracts purchased by GWL&A's customers, payable by the Adviser directly to GWL&A, such payments being due and payable within 30 (thirty) days after the last day of the quarter to which such payment relates."

IN WITNESS WHEREOF, the undersigned duly authorized officers have executed this Amendment in their capacities as such as of the date first written above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:    /s/ Al Cunningham
Name:      Al Cunningham
Title:     Assistant Vice President


AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:  /s/ William M. Lyons
Title: Executive Vice President

FUNDS DISTRIBUTOR, INC.

By: /s/ Patrick W.
Name:   Patrick W.
Title:  Vice President, Director of Compliance, Counsel
        (617)557-3446

                                   SCHEDULE A

Contracts                         Form Numbers                    Account
-------------------------------------------------------------------------------
Individual Flexible Premium
Variable Universal Life             J355                        COLIVUL - 2
Group Tax Deferred Annuity        GTDAMF92 Vol                  FutureFunds
Group Tax Deferred Annuity        GTDAMF92 ER                   FutureFunds

                                   SCHEDULE B
 Designated Portfolios (offered either directly or indirectly to the Accounts)
 -----------------------------------------------------------------------------

American Century VP Capital Appreciation
American Century VP Balanced
American Century VP Advantage
American Century VP International
American Century VP Value
American Century VP Income & Growth